Exhibit 99.1

Triumph Group, Inc.

NEWS RELEASE

Contact:
John Bartholdson
Senior Vice President,
Chief Financial Officer
Phone (610) 251-1000
jbartholdson@triumphgroup.com

TRIUMPH GROUP REPORTS

THIRD QUARTER FISCAL 2006 RESULTS

•                  Net sales for third quarter fiscal 2006 increased 9% to $187.2 million

•                  Operating income in the third quarter fiscal 2006 increased 50% to $13.2 million

•                  Income from continuing operations for the third quarter fiscal 2006 increased 137% to $9.3 million

•                  Backlog increased 48% over prior year to $838.8 million

Wayne, PA – January 27, 2006 – Triumph Group, Inc. (NYSE: TGI) today reported that net sales from continuing operations for the third quarter of the fiscal year ending March 31, 2006 totaled $187.2 million, a nine percent increase from last year’s third quarter net sales from continuing operations of $171.3 million.  Income from continuing operations for the third quarter of fiscal 2006 increased 137 percent to $9.3 million, or $0.58 per diluted common share, versus $3.9 million, or $0.25 per diluted common share for the third quarter of the prior year.  During the quarter, the company generated $19.2 million of cash flow from operations.  Also, during the quarter, the company adjusted its effective income tax rate at which reversals of temporary differences will be taxed.  The adjustment resulted in a reduction of income tax expense in the quarter of $2.0 million.

Net sales from continuing operations for the first nine months of fiscal 2006 were $548.6 million, an eight percent increase over net sales of $506.6 million last year.  Income from continuing operations for the first nine months of fiscal 2006 increased 115 percent to $23.6 million, or $1.47 per diluted common share, compared to income from continuing operations of $10.9 million, or $0.69 per diluted common share in the prior year period.  During the nine months ended December 31, 2005, the company generated $26.3 million of cash flow from operations.

The Aerospace Systems segment reported net sales for the quarter of $141.6 million, compared to $121.2 million in the prior year period, an increase of seventeen percent.  Operating income for the third quarter of fiscal 2006 was $17.5 million, compared to $13.5 million for the prior year period,

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a twenty-nine percent increase.  The Aerospace Systems segment increased sales and operating income despite the delay in full production at Boeing Commercial Aircraft division until December.

The Aftermarket Services segment reported net sales for the quarter of $46.1 million, compared to $44.9 million in the prior year period, a three percent increase.  Operating income for the third quarter of fiscal 2006 was a loss of $0.1 million, compared to earnings of $2.6 million for the prior year period.  Solid performance by the core maintenance, repair and overhaul operations was offset by costs associated with new aerospace programs in the castings and manufacturing operations of the Aftermarket Services segment.

Richard C. Ill, Triumph’s President and Chief Executive Officer, said, “We are pleased to report higher sales and net earnings for the third quarter and the first nine months of fiscal 2006.  During the quarter, we delivered organic sales growth, increased backlog, and continued strength in cash flow performance.  That said, results in our Aftermarket Services segment continue to be negatively impacted as we focus on strategically altering the product mix of the castings and manufacturing operations in this segment.  However, we remain confident with the performance of our businesses and satisfied that the actions taken will improve profitability and position us for continued future growth.”

Commenting on the outlook for the year, Mr. Ill stated, “Based upon the strength of our operations and current market conditions, we continue to expect that fiscal 2006 earnings per share will be in the range of $1.75 to $2.00.”

As previously announced, Triumph will hold a conference call today at 8:30 a.m. (EST) to discuss the fiscal 2006 third quarter results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com  An audio replay will be available from January 27th until February 3rd by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #839492.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including commercial and regional airlines, air cargo carriers, as well as original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings.  All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2005.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 6 PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004

Net Sales	$187,221	$171,278	$548,551	$506,611

Operating Income	13,203	8,814	40,150	25,141

Interest Expense and Other	3,086	3,189	9,445	9,656
Income Tax Expense	770	1,686	7,145	4,546

Income from Continuing Operations	9,347	3,939	23,560	10,939
Income (Loss) from Discontinued Operations	0	(6,080)	0	(4,549)

Net Income (Loss)	$9,347	$(2,141)	$23,560	$6,390

Earnings Per Share - Basic:

Income from Continuing Operations	$0.59	$0.25	$1.48	$0.69
Income (Loss) from Discontinued Operations	$0.00	$(0.38)	$0.00	$(0.29)
Net Income (Loss)	$0.59	$(0.13)	$1.48	$0.40

Weighted average common shares outstanding - Basic	15,912	15,881	15,909	15,870

Earnings Per Share - Diluted:

Income from Continuing Operations	$0.58	$0.25	$1.47	$0.69
Income (Loss) from Discontinued Operations	$0.00	$(0.38)	$0.00	$(0.29)
Net Income (Loss)	$0.58	$(0.13)	$1.47	$0.40

Weighted average common shares outstanding - Diluted	16,052	15,994	16,038	15,957

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	December 31, 2005	March 31, 2005
Assets
Cash	$4,578	$4,844
Accounts Receivable, net	121,205	127,942
Inventory	234,924	217,234
Deferred Income Taxes	5,422	5,422
Prepaid Expenses and Other	4,521	3,887
Current Assets	370,650	359,329

Property and Equipment, net	232,328	234,123
Goodwill	273,155	273,476
Intangible Assets, net	50,827	56,227
Other	15,244	14,560

Total Assets	$942,204	$937,715

Liabilities & Stockholders’ Equity

Accounts Payable	$59,214	$65,211
Accrued Expenses	63,872	75,598
Income Taxes Payable	2,763	2,922
Current Portion of Long-Term Debt	8,081	1,740
Current Liabilities	133,930	145,471

Long-Term Debt, less current portion	154,320	156,042
Deferred Income Taxes and Other	104,109	109,539

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,027,324 shares issued	16	16
Capital in excess of par value	259,805	259,448
Treasury Stock, at cost, 114,177 and 123,160 shares	(2,834)	(3,057)
Accumulated other comprehensive (loss) income	(652)	306
Retained earnings	293,510	269,950
Total Stockholders’ Equity	549,845	526,663

Total Liabilities and Stockholders’ Equity	$942,204	$937,715

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004

Net Sales:
Aerospace Systems	$141,606	$121,185	$416,130	$362,691
Aftermarket Services	46,136	44,892	134,335	127,054
Other	0	6,394	0	21,591
Elimination of inter-segment sales	(521)	(1,193)	(1,914)	(4,725)
	$187,221	$171,278	$548,551	$506,611

Operating Income (Loss):
Aerospace Systems	$17,505	$13,533	$50,947	$39,442
Aftermarket Services	(127)	2,572	0	6,133
Other	0	(3,856)	0	(10,789)
Corporate	(4,175)	(3,435)	(10,797)	(9,645)
	$13,203	$8,814	$40,150	$25,141

Depreciation and Amortization:
Aerospace Systems	$5,607	$4,892	$16,621	$14,229
Aftermarket Services	2,482	2,131	7,317	6,294
Other	0	474	0	1,979
Corporate	41	33	105	108
	$8,130	$7,530	$24,043	$22,610

Capital Expenditures:
Aerospace Systems	$3,337	$2,083	$8,491	$9,957
Aftermarket Services	3,210	1,654	8,496	3,550
Other	0	112	0	136
Corporate	268	22	301	56
	$6,815	$3,871	$17,288	$13,699

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended December 31, 2005 was $21.3 million with a margin of 11.4%.  EBITDA for the three months ended December 31, 2004 was $16.3 million with a margin of 9.5%.  EBITDA for the nine months ended December 31, 2005 was $64.2 million with a margin of 11.7%. EBITDA for the nine months ended December 31, 2004 was $47.8 million with a margin of 9.4%.

Management believes that EBITDA provides the reader a good measure of cash generated from the operations of the business before any investment in working capital or fixed assets.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$9,347	$3,939	$23,560	$10,939

Add-back:
Income Tax Expense	770	1,686	7,145	4,546
Interest Expense and Other	3,086	3,189	9,445	9,656
Depreciation and Amortization	8,130	7,530	24,043	22,610

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$21,333	$16,344	$64,193	$47,751

Net Sales	$187,221	$171,278	$548,551	$506,611

EBITDA Margin	11.4%	9.5%	11.7%	9.4%

	Three Months Ended December 31, 2005
	Total	Segment Data
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$9,347

Add-back:
Income Tax Expense	770

Interest Expense and Other	3,086

		Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Operating Income (Expense)	$13,203	$17,505	$(127)	$(4,175)

Depreciation and Amortization	8,130	5,607	2,482	41

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$21,333	$23,112	$2,355	$(4,134)

Net Sales	$187,221	$141,606	$46,136	$(521)

EBITDA Margin	11.4%	16.3%	5.1%	n/a

	Nine Months Ended December 31, 2005
	Total	Segment Data
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$23,560

Add-back:
Income Tax Expense	7,145
Interest Expense and Other	9,445

		Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Operating Income (Expense)	$40,150	$50,947	$0	$(10,797)

Depreciation and Amortization	24,043	16,621	7,317	105

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$64,193	$67,568	$7,317	$(10,692)

Net Sales	$548,551	$416,130	$134,335	$(1,914)

EBITDA Margin	11.7%	16.2%	5.4%	n/a

	Dec-05	Mar-05

Net Debt to Capital:

Calculation of Net Debt
Current Portion	$8,081	$1,740
Long term debt	154,320	156,042
Total Debt	162,401	157,782
Less: Cash and cash equivalents	4,578	4,844
Net Debt	157,823	152,938

Calculation of Capital
Net Debt	157,823	152,938
Stockholders’ equity	549,845	526,663
Total Capital	$707,668	$679,601

Percent of net debt to capital	22.3%	22.5%

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